Exhibit 99.1

Press Release

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, SC 29730

www.3dsystems.com

NYSE:DDD

Investor Contact:     investor.relations@3dsystems.com

Media Contact:        press@3dsystems.com

3D Systems Announces Organization Changes and New Executive Leadership Appointments

•	Jeffrey Creech joins as Chief Financial Officer

•	Harriss T. Currie joins as President – Regenerative Medicine

•	New organization structure reflects technical progress and potential for significant value creation through new regenerative medicine technologies

ROCK HILL, South Carolina, December 13, 2023 – Today, 3D Systems (NYSE:DDD) announced two additions to its executive leadership team.

Effective today, December 13, Jeffrey Creech has joined the company as Executive Vice President and Chief Financial Officer. Mr. Creech will lead all facets of the company’s global finance organization.

Effective December 15, Harriss Currie will join the company in the newly created role of President – Regenerative Medicine. In this new role, Harriss will lead all elements of 3D Systems’ regenerative medicine efforts, ranging from the company’s partnership on human organs with United Therapeutics, to its recently formed Systemic Bio business, which is a wholly-owned subsidiary of 3D Systems that is focused on bioprinting solutions for the pharmaceutical industry. The creation of this new role reflects the increasing maturation of this exciting new technology, as it moves from early-stage conceptual development toward commercial application and the value the company believes it will someday bring to humanity.

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Messrs. Creech and Currie will both report to 3D Systems’ President & CEO, Dr. Jeffrey Graves.

Mr. Creech joins 3D Systems with more than 25 years of experience in financial leadership and business transformation. He most recently served as Senior Director at the Finely Group, an executive advisory service company, and prior to that worked as Chief Operating Officer and Chief Financial Officer for Nutramax Laboratories, a privately held manufacturer of human and animal health dietary supplements. Mr. Creech’s career also includes financial and operations roles with Springs Creative Products Group where he served as both President and Chief Operating Officer, and Jefferson Wells where he was the National Director, Business Transformation COE. He is a Certified Public Accountant and Certified Management Accountant and holds a bachelor’s degree in accounting from Pfeiffer University and a master’s degree in military studies/history from the American Military University.

Mr. Currie will be joining 3D Systems with 30 years of experience in executive leadership with a focus on building emerging businesses. He spent more than 20 years with Luminex Corporation, a DiaSorin Company, that is renowned for its biological testing technologies for life science applications. As Senior Vice President and Chief Financial Officer at Luminex, Harriss helped lead the company’s growth from a start-up to more than $500 million during his tenure. His career also includes senior finance leadership roles with Impulse Dynamics and SpectraCell Laboratories. Harriss earned his bachelor’s degree in accounting and economics from Southwestern University and his MBA, with a focus on Marketing and Finance, from the University of Texas at Austin.

“I’m pleased to welcome Jeffrey and Harriss to 3D Systems in these very important roles,” said Dr. Jeffrey Graves, president & CEO, 3D Systems. “Throughout their careers, both have brought their proven expertise and deep business acumen to bear to drive sustained customer and shareholder value. Jeffrey’s background and experience building and leading successful finance teams will be invaluable to our organization – helping us drive cost efficiencies to position us for long-term growth. Harriss’s experience in the biotech industry, combined with his financial and operational expertise, make him an excellent leader for our emerging regenerative medicine business, which holds such potential to benefit our shareholders and all stakeholders in our business. I am confident that both gentlemen will be integral in our journey as the leading additive manufacturing solutions provider.”

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Dr. Graves continued, “I also wish to extend my heartfelt thanks to Andy Johnson who served as Interim CFO while we executed this search. Andy is a key member of our leadership team as Chief Corporate Development Officer and Chief Legal Officer. I am grateful that he seamlessly added the role of CFO to his plate. His leadership has been instrumental in this transition period.”

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

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About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction – empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

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